UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 FOR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: January 13, 1998




                            CYBERAMERICA CORPORATION
             (Exact Name of Registrant as Specified on its Charter)


              I-9418                                     87-0509512
     (Commission File Number)             (IRS Employer Identification Number)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of Principal Executive Offices)




                                 (801) 575-8073
              (Registrant's Telephone Number, Including Area Code)

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S


         On January 12, 1997, the board of directors of CyberAmerica Corporation (the "Company") ratified the execution of three separate Offshore Securities Subscription Agreements (the "Agreements") with three offshore entities, namely:
Leeward Consulting Group, LLC, a corporation of the Nevis West Indies ("Leeward") with principal offices at Main Street, P. O. Box 556, Charleston, Nevis West Indies; Karston Electronics, LTD., a corporation of the British Virgin Islands, ("Karston") with principal offices at the Omar Hodge Building, Wickham's Cay, Tortola, British Virgin Island; and East West Trading Corporation, a corporation of the Nevis West Indies, ("East West") with principal offices in the National Bank Building, Memorial Square, Nevis West Indies. Pursuant to the Agreements, the Company received an aggregate payment of $25,000 in exchange for issuing an aggregate of 111,113 shares of the Company's Common Stock all of which shares were exempt from registration pursuant to an exemption under Regulation S promulgated under the Securities Act of 1933, (the "Act").

         More specifically, the Company received a payment of $5,000 from Leeward in exchange for an issuance of 22,223 shares of Common Stock; the Company received a payment of $10,000 from Karston in exchange for an issuance of 44,445 shares of Common Stock; and the Company received a payment of $10,000 from East West in exchange for an issuance of 44,445 shares of Common Stock. All shares issued pursuant to the Agreements were sold for $0.225 per share.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 1998


                                              CyberAmerica Corporation



                                              By:/s/ Richard Surber
                                              -------------------------
                                              Richard Surber, President